UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to §§ 240.14a-12

KOREA EQUITY FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Korea Equity Fund, Inc.
2 World Financial Center, Building B
New York, N.Y.  10281

AMENDED NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
September 15, 2010

to the shareholders of
korea equity fund, inc.:

Important Notice Regarding the Availability of Proxy Materials for Annual Meeting of Shareholders to be held on Wednesday, September 15, 2010:  The Notice of Annual Meeting of Shareholders and Proxy Statement and the supplements and amendments thereto are available at www.edocumentview.com/KEF.

Notice is hereby given that the date of the 2010 Annual Meeting of Shareholders (the “Meeting”) of Korea Equity Fund, Inc. (the “Fund”) has been changed to Wednesday, September 15, 2010.  The matters to be considered are set forth in the original Notice of the Meeting dated July 14, 2010.  The record date of June 29, 2010 has not been changed.  The meeting will be held at 9:00 a.m. at the offices of Nomura Asset Management U.S.A. Inc., Two World Financial Center, Building B, New York, New York.

SUPPLEMENT dated August 17, 2010 to PROXY STATEMENT dated
July 14, 2010 (the “Proxy Statement”)

As described in the Fund’s Proxy Statement, the Board of Directors announced a Discount Management Plan on June 3, 2010.  The Discount Management Plan consists of an open-market share repurchase program and a tender offer component.

The Fund commenced share repurchases on the New York Stock Exchange on July 1, 2010.  As of August 13, 2010, the Fund had repurchased 149,609 shares of its common stock.

Based on preliminary proxy voting results and feedback from certain of the investors in the Fund, the Board of Directors understands that a significant number of investors favor a means for greater liquidity for their shares than is provided under the current Discount Management Plan.  Accordingly, the Board of Directors has approved an enhanced Discount Management Plan that will provide increased liquidity for shareholders.  Under the new Plan, the Fund will commence a tender offer for up to 20 percent of its outstanding shares.  The terms and timing of such tender offer will be determined and announced on a date subsequent to the Annual Meeting of Shareholders.  In addition, following completion of the initial tender offer, the Board will annually evaluate whether, taking into account the Fund’s performance, trading discount from net asset value and other relevant factors, the Fund should make an additional tender offer for between 5 and 15 percent of its outstanding shares.  In connection with tender offers launched by the Fund, the Board of Directors will determine whether shareholders who tender their shares will receive a pro rata portion of each of the Fund’s portfolio securities (other than illiquid securities and securities with transfer restrictions) or, alternatively, cash.  The Board of Directors’ determination on this issue will take into account regulatory and timing considerations posed by such options.

In light of the proposed tender offer and applicable regulatory restrictions, the Fund discontinued open-market repurchases of its common stock at the close of business on August 13, 2010.

Following the completion of the initial tender offer, the Board of Directors will monitor the extent to which the Fund’s shares may trade at a discount from their net asset value.  Depending on the levels of any discounts, the Board may consider resuming open-market repurchases or taking other action, including further modification of the Discount Management Plan, it believes is in the best interests of the Fund.

By Order of the Board of Directors Neil A. Daniele, Secretary

New York, New York Dated: August 17, 2010

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